UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 17, 2005

SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	000-27892 (Commission file number)	04-6135748 (IRS. Employer Identification No.)

233 South Hillview Drive
Milpitas, CA 95053
(Address of principal executive offices)

(408) 934-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On May 17, 2005, Sipex Corporation (the “Company”) received a Staff Determination notice from the Nasdaq Stock Market stating the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company has not yet filed its Quarterly Report on Form 10-Q for its quarterly period ended April 2, 2005 and that the Nasdaq Listing Qualifications Panel would consider the filing delinquency in rendering a determination regarding the Company’s continued listing on The Nasdaq National Market. This notice is in addition to the notice previously delivered to the Company on April 5, 2005 regarding the Company’s failure to timely file its Annual Report on From 10-K for the fiscal year ended January 1, 2005. The Company addressed the issues related to the delays in filing its Quarterly Report on Form 10-Q for the period ended April 2, 2005 and its Annual Report on From 10-K for the fiscal year ended January 1, 2005, and the Company’s request for continued listing on The Nasdaq National Market, at an oral hearing before the Nasdaq Listing Qualifications Panel on May 19, 2005. The outcome of the hearing is pending and there can be no assurance that the hearing panel will grant the Company’s request for continued listing.

     On May 23, 2005, the Company issued a press release announcing the receipt of this delisting notice from Nasdaq. A copy of the press release issued by the Company concerning the foregoing is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

99.1	Press release, dated May 23, 2005, entitled “Sipex Receives Nasdaq Delisting Notification”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)
Dated: May 23, 2005	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release, dated May 23, 2005, entitled “Sipex Receives Nasdaq Delisting Notification”